UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 17, 2007

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2004, Thomas Equipment, Inc. (the “Company”), and it’s wholly-owed subsidiary, Thomas Ventures, Inc. (“Ventures”) entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. On January 17, 2007, the Company, Ventures and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $1,500,000. The term loan matures on January 17, 2009, at which time it is payable in full. The Company and Ventures may prepay the Note with seven days written notice by paying the holder an amount equal to 105% of the outstanding principal and all outstanding unpaid interest. The term loan bears interest at the prime rate plus 2% but in no event less than 9% per annum which is payable monthly in arrears commencing February 1, 2007. In addition, the Company issued a common stock purchase warrant to Laurus, exercisable to purchase 70,919,115 shares of common stock for a period of ten years at an exercise price of $0.01 per share. The Company granted registration rights to Laurus for the shares underlying the warrant. The Company is obligated to file a registration statement with the Securities and Exchange Commission by April 6, 2007 and have such registration statement declared effective by June 6, 2007. In the event the Company does not meet the filing or effectiveness deadline, it is obligated to pay Laurus liquidated damages in the amount of 1% of the principal of the note for each 30 days of delay, not to exceed 10%. In connection therewith the Company also paid Laurus a management fee of $52,500.

On January 17, 2007, the Company, Ventures and Federal Partners, LP (“Federal”) entered into a security and purchase agreement pursuant to which Federal purchased a non-convertible secured term note in the principal amount of $1,500,000 from the Company and Ventures. The term loan matures on January 17, 2009, at which time it is payable in full. The Company may prepay the Note with seven days written notice by paying the holder an amount equal to 105% of the outstanding principal and all outstanding unpaid interest. The term loan bears interest at the prime rate plus 2% but in no event less than 9% per annum which is payable monthly in arrears commencing February 1, 2007. In addition, the Company issued a common stock purchase warrant to Federal, exercisable to purchase 70,919,115 shares of common stock for a period of ten years at an exercise price of $0.01 per share. The Company granted registration rights to Federal for the shares underlying the warrant. The Company is obligated to file a registration statement with the Securities and Exchange Commission by April 6, 2007 and have such registration statement declared effective by June 6, 2007. In the event the Company does not meet the filing or effectiveness deadline, it is obligated to pay Federal liquidated damages in the amount of 1% of the principal of the note for each 30 days of delay, not to exceed 10%. In connection therewith the Company also paid Federal a management fee of $52,500.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description

4.1	Amendment to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of January 17, 2007

4.2	Secured Non-Convertible Term Note issued to Laurus Master Fund, Ltd., dated January 17, 2007.

4.3	Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated as of January 17, 2007

4.4	Registration Rights Agreement dated as of January 17, 2007, by and among Thomas Equipment, Inc., Laurus Master Fund, Ltd. and Federal Partners, LP

4.5	Security and Purchase Agreement by and among Federal Partners LP, Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of January 17, 2007

4.6	Secured Non-Convertible Term Note issued to Federal Partners LP., dated January 17, 2007.

4.7	Common Stock Purchase Warrant issued to Federal Partners LP, dated as of January 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: February 20, 2007	/s/ MICHAEL S. LUTHER
Michael S. Luther, Chief Restructuring Officer